AMISANO HANSON
A PARTNERSHIP OF INCORPORATED PROFESSIONALS
                                                          CHARTERED ACCOUNTANTS




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Form SB-2 Amendment No. 2 of Nova Resources Inc. (the "Company"), of our report of April 7, 2005 on the financial statements as of February 28, 2005 and for the period then ended. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2/A-2. Our report dated April 7, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


"AMISANO HANSON"


AMISANO HANSON
Chartered Accountants

Vancouver, BC, Canada
October 6, 2005



750 West Pender Street, Suite 604                      Telephone:  604-689-0188
Vancouver Canada                                       Facsimile:  604-689-9773
V6C 2T7                                              E-MAIL:  amishan@telus.net